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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)   November 15, 2004
                                                     ---------------------------

                           Davel Communications, Inc.
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               (Exact Name of Registrant as Specified in Charter)

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
           Delaware                          000-25207                              59-3538257
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(State or Other Jurisdiction                (Commission                           (IRS Employer
     Of Incorporation)                      File Number)                       Identification No.)
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   200 Public Square, Suite 700  Cleveland, OH                        44114
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         (Address of Principal Executive Offices)                  (Zip Code)

      Registrant's telephone number, including area code   (216) 241-2555
                                                        ------------------------


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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b)

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c)


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ITEM 1.01  ENTRY INTO MATERIAL AGREEMENTS

On November 11, 2004, Davel Communications, Inc. ("Davel " or the "Company") executed an agreement with its former secured lenders (the "Exchange Agreement") to assign its right to receive certain future payments relating to Regulatory Receipts (defined as new service test refunds, end user common line charge refunds, and dial-around compensation received pursuant to the an order from the Federal Communications Commission) in exchange for an $18.0 million reduction in the principal balance owed under the terms of the Amended, Restated and Consolidated Credit Agreement dated as of July 24, 2002, by and among Davel Financing Company, LLC, PhoneTel Technologies, Inc., Cherokee Communications, Inc., Davel Communications, Inc., the domestic subsidiaries of each of the foregoing and Wells Fargo Foothill, Inc, as Agent, and the lenders set forth therein (the "Credit Agreement"). Following the receipt by the Company of the proceeds from the settlement of a certain bankruptcy claim and after the Company receives and retains for its own use $0.7 million of Regulatory Receipts, the secured lenders have been assigned the right to receive the next $18.0 million of Regulatory Receipts otherwise due the Company. The Company will recognize an $18.0 million gain relating to the Exchange Agreement in the fourth quarter of 2004.

On September 3, 2004, the secured lenders of the Company entered into a Loan Purchase Agreement and Transfer and Assignment of Shares (as amended by letter agreement dated November 15, 2004, the "Purchase Agreement") with MobilePro Corp., its wholly owned subsidiary, Davel Acquisition, Inc. (together with MobilePro Corp., "MobilePro") and the Company. Under the Purchase Agreement, MobilePro acquired from the secured lenders 100% of the Company's senior secured debt in the approximate principal amount of $102 million, a $1.3 million note payable by the Company to one of the secured lenders, and approximately 95.2% of the Company's issued and outstanding common stock owned by the secured lenders, for a cash purchase price of $14.0 million and warrants to purchase 5,000,000 shares of MobilePro common stock (the "MobilePro Transaction"). Pursuant to the terms of the Purchase Agreement, subject to certain limitations, the secured lenders have agreed to reimburse the Company for the litigation costs and any losses resulting from a patent infringement lawsuit in which the Company is named as a defendant. Reimbursements will be limited to amounts deposited to a third party escrow account that will be funded from future Regulatory Receipts assigned to the former secured lenders pursuant to the Exchange Agreement. Additionally, the Company and the secured lenders have mutually agreed to release each other from any and all existing claims, other than those existing as a result of the Exchange Agreement. The closing of the MobilePro Transaction occurred on November 15, 2004 and resulted in a change in control of the Company as further described in Item 5.01.

Provision was also made in the Purchase Agreement for the holders of the Company's common stock other than the secured creditors (the "Minority Stockholders"), whose holdings comprise approximately 4.8% of the outstanding Davel stock. MobilePro has agreed to purchase all of the shares of common stock held by the Minority Stockholders within 180 days of the closing date of the MobilePro Transaction. The purchase price to be offered to the Minority Stockholders shall be an amount per share of not less than $0.015, which, at the discretion of MobilePro, may be paid in cash or securities of MobilePro. The form of such purchase could be through a tender offer, a short-form merger, or some other means as MobilePro may determine. Prior to undertaking the purchase, MobilePro must retain an investment banker or other financial advisor to render an opinion that the terms of the purchase are fair, from a financial point of view, to the Minority Stockholders. MobilePro has deposited into a third-party escrow account at the closing of the transaction $450,000 of the purchase price, which is the approximate amount necessary to purchase for $0.015 per share the shares of Davel common stock currently held by the Minority Stockholders. In the event that the purchase is not made within 180 days of the closing of the MobilePro Transaction, the amount held in escrow would be distributed pro rata to the Minority Shareholders as a special distribution from MobilePro.

MobilePro funded the purchase price paid pursuant to the Purchase Agreement from the proceeds of a $15.2 million secured note payable to Airlie Opportunity Master Fund, Ltd. (the "MobilePro Credit Agreement"). Immediately following the closing of the MobilePro Transaction, the Company executed a joinder agreement with Airlie Opportunity Master Fund, Ltd. in which the Company has agreed to become jointly and severally liable with MobilePro under the MobilePro Credit Agreement. The MobilePro Credit Agreement has become secured by substantially all of the assets of the Company and is senior in right of payment to the



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Credit Agreement pursuant to a security agreement executed by MobilePro. In addition, the Company and its subsidiaries have agreed to guarantee certain other loans in the amount of $13.2 million owed by MobilePro to Cornell Capital Corporation.

The MobilePro Credit Agreement provides for an initial principal payment of $2.2 million which is to be paid by MobilePro following the closing of the MobilePro Transaction. Interest on the outstanding principal balance is payable quarterly in arrears at an annual rate of 15%. In addition, the MobilePro Credit Agreement provides for payment-in-kind interest at a rate of 8% per annum which is added to principal on a quarterly basis and is payable at maturity, along with the outstanding principal balance, on November 15, 2005. MobilePro also has the option to extend the maturity date of the note for an additional six months upon payment of the lesser of (i) $1,315,582 or (ii) a 1.5% loan extension fee and accelerated payment of the next two quarterly cash interest payments.

On November 15, 2004, the Company and MobilePro executed an amendment to the Credit Agreement (the "Fourth Amendment"). MobilePro acquired the interest in the Credit Agreement in connection with the MobilePro Transaction outlined above. As of September 30, 2004, the Company was not in compliance with the minimum EBITDA and Adjusted EBITDA covenants, as defined in the Credit Agreement, and did not make the scheduled monthly payments of $100,000 each due on October 1 and November 1, 2004. The Fourth Amendment waived all financial covenant and payment defaults through November 15, 2004.

On November 15, 2004, the Company and MobilePro executed an amendment to the Subordinated Promissory Note and Security Agreement dated November 17, 1999 (the "Promissory Note"). MobilePro acquired the interest in the Promissory Note from Cerberus Partners, LP in connection with the MobilePro Transaction outlined above. The amendment of the $1.3 million Promissory Note extended the maturity date of the note until September 29, 2005.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

On November 15, 2004, the Registrant completed the closing of the MobilePro Transaction described in Item 1.01. In connection with the MobilePro Transaction, MobilePro acquired approximately 95.2% of the Registrant's issued and outstanding common stock previously owned by its secured creditors, which resulted in a change in control of the Company.

The common stock acquired by MobilePro was owned by Wells Fargo Foothill, Inc., Foothill Partners III, L.P., AbleCo Finance LLC, Cerberus Partners, L.P., ARK CLO 2000-1, Limited, PNC Bank, National Association, U.S. Bank National Association, BNP Paribas, Morgan Stanley Prime Income Trust and Avenue Special Situations Fund II, LP. Certain of the foregoing stockholders may be deemed to have a material relationship with the Registrant due to their dual status as secured lenders and as holders of more than 5% of the common stock of the Registrant, determined as of March 19, 2004. These entities include ARK CLO 2000-1, Limited, which beneficially owned 53,621,855 shares of common stock of the Registrant, or 8.72% of such class; Cerberus Partners, L.P., which is the general partner of secured lender AbleCo Finance LLC, and is the holder of 225,907,083 shares of common stock of the Registrant, or 36.73% of such class; Wells Fargo Foothill, Inc., which beneficially owned 76,747,150 shares of common stock of the Registrant, or 12.48% of such class; and Foothill Partners III, L.P., which beneficially owned of 76,747,150 shares of common stock of the Registrant, or 12.48% of such class.

ITEM 5.02  RESIGNATION OF DIRECTORS - PRINCIPAL OFFICERS

Upon the closing of the MobilePro Transaction on November 15, 2004, as described in Item 1.01, Andrew Barrett, James Chapman and Kevin Genda tendered their resignations from the Board of Directors of Davel. Woody McGee remained a member of the Board of Directors and Chief Executive Officer. Immediately following the closing of the MobilePro Transaction, Jay O. Wright, Kurt Gordon, Kevin D. Kuykendall and Geoffrey B. Amend were appointed to serve as directors of Davel. Mr. Wright is a director of MobilePro and Messrs. Wright, Gordon, Kuykendall and Amend are also officers of MobilePro. Geoffrey B. Amend was also named as the Company's Executive Vice President.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    November  19, 2004


                                     DAVEL COMMUNICATIONS, INC.



                                     By:      /S/ DONALD L. PALIWODA
                                        ----------------------------------------
                                        Name:  Donald L. Paliwoda
                                        Title:  Chief  Financial Officer


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                                  EXHIBIT LIST

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
Exhibit
   No.    Description
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
10.1     Letter Agreement entered into as of November 15, 2004 by and among MobilePro Corp., its wholly-owned subsidiary Davel Acquisition Corp., and certain stockholders of the Company

10.2     Escrow Agreement entered into as of November 15, 2004, by and among MobilePro Corp, Davel
         Communications, Inc., certain stockholders of Davel Communications, Inc., Wells
         Fargo Foothill, Inc. and Mellon Investor Services LLC

10.3     Second Amended and Restated Escrow Agreement entered into as of November 15, 2004, by and among
         MobilePro Corp, MobilePro Acquisition Corp., Davel Communications, Inc., certain stockholders of Davel Communications, Inc., Wells Fargo Foothill, Inc. and Mellon
         Investor Services, LLC

10.4     Mutual Release entered into as of November 15, 2004, by and between Davel Communications, Inc. and the person and entities listed on Exhibit A thereto

10.5     Agreement to Exchange Indebtedness for Personal Property entered into as of November 11, 2004, by and among Davel Communications, Inc., Davel Financing Company, LLC, PhoneTel
         Technologies, Inc., Cherokee Communications, Inc., each of the lenders under the
         Amended Restated and Consolidated Credit Agreement and Wells Fargo Foothill,
         Inc., as agent for the Lenders

10.6     Fourth Amendment and Waiver to Amended, Restated and Consolidated Credit Agreement entered into as of
         November 15, 2004, by and among Davel Financing Company, LLC, PhoneTel
         Technologies, Inc., Cherokee Communications, Inc., each of the guarantors under the Amended, Restated and Consolidated Credit Agreement and MobilePro Acquisition
         Corp.

10.7     First Amendment to Subordinated Promissory Note and Security Agreement entered into as of November
         15, 2004, by and among PhoneTel Technologies, Inc., Cherokee Communications,
         Inc.,  and Davel Acquisition Corp. as a successor in interest to Cerberus
         Partners, LP

10.8     Credit Agreement entered into as of November 15, 2004, by and among MobilePro Corp., Davel Acquisition
         Corp., and Airlie Opportunity Master Fund, Ltd.

10.9     Joinder Agreement dated as of November 15, 2004, among (A) MobilePro Corp. and Davel Acquisition
         Corp., (B) Davel Communications, Inc., Davel Financing Company, LLC, PhoneTel
         Technologies, Inc., Cherokee Communications, Inc., Davel Communications Group,
         Inc., Adtec Communications, Inc., Central Payphone Services, Inc., Communications
         Central, Inc., Communications Central of Georgia, Inc., Davel Media, Inc., Davel
         Mexico, Ltd., Daveltel, Inc., Interstate Communications, Inc., Invision Telecom,
         Inc., Peoples Acquisition Corporation, Peoples Collectors, Inc., Peoples
         Telephone Company, Inc. (NY), Peoples Telephone Company, Inc. (NH), PTC Cellular, Inc.,
         PTC Security Systems, Inc., Silverado Communication Corp., Telaleasing Enterprises,
         Inc. and T.R.C.A., Inc. and (C) Airlie Opportunity Master Fund, Ltd.
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
10.10    Security Agreement dated as of November 15, 2004, by and among (A) Davel Communications, Inc.,
         (B) Davel Financing Company, LLC (C) PhoneTel Technologies, Inc., and (D)
         Cherokee Communications, Inc., and (E) Airlie Opportunity Master Fund, Ltd. and
         (F) Cornell Capital Partners, L.P.

10.11    Guaranty Agreement dated as of November 15, 2004, made by each of the corporations and other
         Persons who have executed this Guaranty on the signature page below, as one of the "Existing
         MobilePro Subsidiaries" in favor of Airlie Opportunity Master Fund, Ltd. and Cornell Capital
         Partners, L.P.
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